EXHIBIT 23.1

                          MINTZ ROSENFELD & COMPANY LLC
                            Certified Public Accounts
                              Business Consultants



                               September 14, 2000



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir or Madam:

We have read and agree with the comments in Item 4 of Form 8-K of American Gaming & Entertainment, Ltd. dated September 1, 2000.


                                Very truly yours,


                                        /s/ Mintz Rosenfeld & Company LLC

                                        MINTZ ROSENFELD & COMPANY LLC
                                        Certified Public Accountants










60 Route 46 East
Fairfield, New Jersey 07004
TEL (973) 882-1100
FAX (973) 882-1560